Exhibit 99.1

Spectrum Brands Holdings, Inc

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.investorvote.com/SPB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 8.

Proposal	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of February 24, 2018, by and among Spectrum, HRG Group, Inc. ("HRG"), HRG SPV Sub I, Inc. and HRG SPV Sub II, LLC, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, and the merger and other transactions contemplated thereby.	☐	☐	☐
2. To approve the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes in favor of Proposal 1.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to cause each outstanding share of HRG common stock to, by means of a reverse stock split, be combined into a fraction of a share of HRG common stock equal to the number of shares of Spectrum common stock currently held by HRG divided by the number of outstanding shares of HRG common stock on a fully diluted basis, subject to certain adjustments.	☐	☐	☐
4. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to subject HRG to Section 203 of the General Corporation Law of the State of Delaware.	☐	☐	☐
5. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to decrease the number of authorized shares of HRG common stock from 500 million to 200 million.	☐	☐	☐
6. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to increase the number of authorized shares of HRG preferred stock from 10 million to 100 million.	☐	☐	☐
7. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to amend the Internal Revenue Code Section 382 transfer provisions.	☐	☐	☐
8. To approve, on a non-binding, advisory basis, the amendment of the HRG certificate of incorporation to make other amendments related or incidental to the foregoing.	☐	☐	☐

Consummation of the transactions contemplated by the Merger Agreement is conditioned on the approval of Proposal 1 and not conditioned on Proposals 2-8.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Notice of 2018 Special Meeting of Shareholders Kirkland & Ellis LLP, 601 Lexington Ave, New York, New York 10022 Proxy Solicited by Board of Directors for Special Meeting—(Date) (Proxies Names), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders (the “Special Meeting”) of Spectrum Brands Holdings, Inc. (“Spectrum”) to be held on (Date) or at any postponement or adjournment thereof. If this proxy is properly executed, the shares represented hereby will be voted in the manner directed by the stockholder herein. If no such directions are indicated, the Proxies will have discretionary authority to vote “FOR” proposals 1, 2, 3, 4, 5, 6, 7, and 8. (Items to be voted appear on reverse side.) Proxy — Spectrum Brands Holdings, Inc Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.